AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BLOCK 40X, INC.

Amendment before issuance of shares by incorporator, pursuant to Wyoming Business Corporation Act § 17-16-1002

Pursuant to the provisions of Sections 17-16-1002 and 17-16-1007 of the Wyoming Business Corporation Act, through a Resolution adopted by its Incorporator on November 12, 2024, the Corporation hereby adopts the following Amended and Restated Articles of Incorporation, which sets forth all of the operative provisions of the Articles of Incorporation and supersedes the original Articles of Incorporation, and all amendments thereto that are in effect to date, as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other changes in any provisions thereof.

ARTICLE I
Name

The name of the Corporation shall be Block40x, Inc.

ARTICLE II
Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE III
Objects, Purposes and Powers

The purpose for which the Corporation is organized is to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States.

ARTICLE IV
Capital Stock

1. Authorized Classes of Stock. The total number of shares of each class of capital stock which the Corporation shall have to authority to issue shall be divided into two classes as follows:

An unlimited number of shares of preferred stock, no par value (“Preferred Stock”), and

An unlimited number of shares of common stock, no par value (“Common Stock”).

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances to the Corporation or for any other assets of value in accordance with the action of the Board of Directors whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

2. Preferred Stock. The Preferred Stock shall be classified, divided and issued in series. Each series of Preferred Stock may be issued as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in the Board of Directors. Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: (a) the designation of the series; (b) the number of shares of the series; (c)  the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (d) whether the series will have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (e) whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (f) whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates; (g) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series; (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (i) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and (j) any other relative rights, preferences, and limitations of that series.

The Board of Directors may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof with respect to the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

3. No Preemptive Rights. No holder of shares of Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter be authorized to issue shall be entitled to any preemptive or preferential right to subscribe to any unissued Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of its Common Stock or Preferred Stock or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as the Board of Directors in its discretion may determine.

4. Restrictions on Transfer. The Board of Directors may restrict the transfer of any of the Corporation’s Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter authorize to issue by giving the Corporation or any shareholder “first right of refusal to purchase” the stock, by making the stock redeemable or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Wyoming. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

ARTICLE V
Registered Office; Place of Business

The Corporation’s registered office is c/o Registered Agents, Inc., 30 N. Gould Street, Suite R, Sheridan WY 82801, and the name of the registered agent is Registered Agents, Inc. The Board of Directors may change the registered office and the registered agent from time to time.

The Corporation’s principal office shall be as determined by the Board of Directors from time to time.

ARTICLE VI
Directors

The affairs of the Corporation shall be governed by the Board of Directors. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be the number of directors as fixed from time to time in accordance with the by-laws of the Corporation (the “By-Laws”). The directors shall be elected in accordance with the By-Laws and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws and the laws of the State of Wyoming as now or hereafter in effect.

Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation’s stock.

Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of any such meeting unless the By-Laws otherwise require.

A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any vacancy occurring in the Board of Directors, including and vacancy occurring as a result of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Pursuant to section 17-16-808(a) of the Wyoming Business Corporation Act, a director of the Corporation may be removed by the shareholders with or without cause.

The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two (2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors. The Board of Directors shall also have the power to designate not less than two (2) or more of its members to constitute an Audit, Compensation, Nominating, or other Committees deemed necessary from time to time.

The Board of Director of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

a. Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

b. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

ARTICLE VII
By-Laws

The By-Laws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors and in the shareholders through the vote of the holders of a majority of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class), except as may otherwise be specifically provided in the By-Laws.

ARTICLE VIII
Transactions with Directors and other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of this Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director or such firm is so interested shall be disclosed or shall have been made known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such a contract or transaction but shall not be allowed to vote to authorize such contract or transaction.

ARTICLE IX

Director Liability

No director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-16-833 of the Wyoming Statutes, or any amendment thereto or successor provision thereto, and except for any matter in respect of which such director shall be liable by reason that the director (i) has breached his duty of loyalty to the Corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim in respect of any matter occurring, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X
Voting of Corporation Securities Held By Majority-Owned Subsidiaries

Notwithstanding Wyoming Statues Section 17-16-721(b) or any successor provision, shares of a voting class of the Corporation’s stock that are owned by a subsidiary of the Corporation may be voted even though the Corporation holds a majority of the shares entitled to vote for the directors of the subsidiary holding such shares; provided, however, that the voting rights held by any single such majority-controlled subsidiary with respect to a class of voting stock shall be limited to 40% of the total outstanding shares of that class.

ARTICLE XI
Written Consent of Shareholders Without a Meeting

Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of a majority of the total votes of the outstanding shares entitled to vote on such action (considered for this purpose as one class) and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Wyoming, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article XII, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those shareholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE XII
Name and Address of the Incorporator

The name and address of each incorporator is as follows: B. Joshua Hoskins, 30 N. Gould Street, Suite R, Sheridan WY 82801.

IN WITNESS WHEREOF, Block40X, Inc. has caused these Amended and Restated Articles of Incorporation to be duly executed by its authorized corporate officer this 12th day of November, 2024.

/s/ B. Joshua Hoskins, Incorporator

B. Joshua Hoskins, Incorporator